EXHIBIT 10

                         ST. PAUL BANK FOR COOPERATIVES

                                 LOAN AGREEMENT

Borrower:

RURAL CELLULAR CORPORATION
ALEXANDRIA, MINNESOTA

                                    New Loan

                  $10,000,000.00 - Bridge Loan, Note No. 22130

The St. Paul Bank for Cooperatives (the "Bank") and Borrower agree to the above loan (the "Loan") to the Borrower subject to all the terms and conditions of this loan agreement.

I.    NOTES AND SECURITY

      Advances under this loan agreement hereunder, together with any existing indebtedness of the Borrower to the Bank, shall be evidenced by a promissory note or notes acceptable to the Bank, and shall be secured to the extent of all collateral presently held by the Bank, including but not limited to all real estate mortgages and security agreements including, but not limited to:

      A. The existing first security interest covering all personal property and fixtures, including but not limited to, all machinery and equipment, inventory, receivables, investment property, accounts, contract rights, chattel paper, documents and instruments, general intangibles and all proceeds of the above, now owned or hereafter acquired;

      B. First real estate mortgages, covering all of the Borrower's real property, with acceptable title opinion or title insurance on the property included in the mortgages;

      C. The existing collateral assignments of the Cellular Switch User Agreements, together with such third party consents as the Bank shall deem reasonably necessary;

      D. Collateral assignments of the leasehold interests of the Borrower in each lease to which it is a party, together with such third party consents as the Bank shall deem reasonably necessary; and

      E. Assignments of the notes of RCC Paging, Inc., RCC Wireless, Inc., and RCC Network, Inc. (the "Subsidiaries"), together with an assignment of all security therefor. Borrower shall execute and deliver to the Bank such further mortgages, security agreements, security documents, and collateral assignments and such third party consents as the Bank shall require including such documents applicable to future acquired assets and property. All property under lien to the Bank as security for the Loan shall be collateral for all indebtedness of the Borrower to the Bank.

II.   LIMITATION ON ADVANCES

      The following conditions shall be satisfied prior to each advance made under the Loan:

      A. The first advances on the Bridge Loan shall be used to repay the existing indebtedness on Seasonal Loan, Note No. 27030 and Term Loan, Note No. 37040, made by the Bank to the Borrower. Upon repayment, all loan commitments will be cancelled with the exception of the Loan.

      B. Borrower shall have entered into and provided the Bank with copies of legal descriptions for all owned sites and leases for all leased sites on which equipment being used in the construction and operation of a cellular telephone system ("System") is to be located.

      C. All necessary permits and FCC licenses shall continue to be in full force and effect at the time of each advance.

      D. At the time of each advance, the Cellular Switch User Agreements shall remain in full force and effect.

      E. There shall be no event of default and making the advance shall not cause an event of default.

III.  INTEREST

      A. All outstanding Loan balances hereunder shall bear a rate of interest as the Bank shall from time to time prescribe; provided, however, the fixed amounts shall bear such rates of interest as described in the statements (as defined in the "FIXED RATE SEASONAL ADVANCES AND MATURITIES" section of this loan agreement).

      B. Interest on the Loan shall be payable on the last day of each calendar quarter or as the Bank may specify.


IV.   FIXED RATE SEASONAL ADVANCES AND MATURITIES

      In accordance with and subject to the BANK'S FIXED RATE SEASONAL LOAN PROGRAM, and subject to the Bank's overall program funding limitations, it is agreed the interest rate may be fixed on any seasonal loan indebtedness (the "fixed amount") made under this loan agreement as follows:

      A.    The minimum fixed amount shall be $100,000.

      B. Each fixed amount and each selected pricing maturity date will be treated as a separate indebtedness for interest rate designation and interest billing purposes.

      C. Fixed amount pricing maturities shall not be less than 30 days nor greater than 180 days from the day of advance to be based on the maturity selection of the Borrower; however, all fixed amounts shall have pricing maturities no later than September 30, 1997.

      D. The Borrower may receive same day interest rate quotes if a firm request is placed and accepted by the Bank before 12:01 p.m. (Central Time) on any business day. A firm request is one placed by telephone or in writing by an authorized representative of the Borrower.

      E. Fixed amounts shall be automatically converted to the variable rate seasonal loan at maturity.

      F. Fixed amounts cannot be repaid or repriced by the Borrower prior to their respective pricing maturity dates without being subject to prepayment penalties. Such penalties shall be determined according to a methodology specified by the Bank which preserves the Bank's yield on the fixed amount prepaid or repriced and which is based upon the difference between the Bank's cost of like funds to pricing maturity at the time of prepayment and the existing fixed rate on the fixed amount.

      G. Each fixed amount shall be summarized in the Daily Activity Statement (the "statement") to the Borrower. Each statement shall reference and confirm at least the following:

            1.    Note No. 22130.

            2.    The fixed amount and its Contract No.

            3.    The rate of interest.

            4.    The effective date.

            5.    The pricing maturity date.

      H. The Borrower agrees that the statement shall verify the understanding reached by the parties, and that the Borrower shall be bound by the statement without its signature; provided, however, if there is an error reflected in the statement, the Borrower shall notify the Bank of the error within five days after receipt of the statement and an appropriate correction will be made.

      I. If there is a question on the interest rate applicable to the fixed amount, the rate as established by the Bank for such amounts shall be controlling.

V.    CONDITIONS

      While this loan agreement is in effect, the Borrower agrees to comply with the following conditions:

      A. Eligibility Status: The Borrower will maintain its status as an entity eligible to borrow from a bank for cooperatives as that eligibility criteria is defined in Section 3.8 of the Farm Credit Act of 1971, as amended (12 U.S.C. 2129).

      B. Stock Investment: The Borrower will purchase equities of the Bank in such amounts as prescribed by the Bank's capital plan and any amendments to the plan.

      C. Insurance: The Borrower will (and will cause the Subsidiaries to) maintain business and property insurance and fidelity bond coverage on its officers and employees, with financially sound insurers, in amounts sufficient to protect the Loan. The Borrower shall notify the Bank promptly of any damage or loss of assets, or any incurrence of liability outside the ordinary course of business, of $50,000 or more.

      D. Financial Information: The Borrower will furnish the Bank consolidated unqualified annual audits prepared by a certified public account within 150 days of the fiscal year end, unaudited consolidated quarterly balance sheets and operating statements, and such other financial information as the Bank may request relative to the Borrower's business, and permit such examination of books and records as the Bank may specify. The Borrower also agrees that parties preparing such financial information are authorized to release to the Bank such financial information as the Bank may request.

      E. Negative Pledge: The Borrower will not (and will cause its Subsidiaries not to) mortgage, pledge, assign, or grant security interests in any assets to any other party without the prior written consent of the Bank.

      F. Dividends: The Borrower will not (and will cause its Subsidiaries not to) pay any dividends or make any other distribution to its shareholders without the prior written consent of the Bank, unless both before and after such dividend or distribution, the Borrower shall be in compliance with all its obligations under this loan agreement.

      G. Expenses: Any reimbursement of expenses to shareholders (or affiliates of shareholders or their shareholders or officers) shall be for ordinary and necessary expenses and shall be reasonable in amount.

      H. Event of Default: As soon as the existence of any event of default becomes known to any officer of the Borrower, the Borrower shall, within 10 days, give the Bank notice of such event of default.

      I. Change in Officers: the Borrower shall notify the Bank within 30 days of any change in its officers.

      J. Change in Financial Condition: The Borrower shall, within 10 days after the event, notify the Bank of any material adverse change in the financial condition, business, results of operation or prospects of the Borrower or its Subsidiaries, (which shall include any litigation, or matters with the Federal Communications Commission, or other regulatory agencies) which has or may have an adverse material affect on the financial operation of the Borrower or its Subsidiaries.

      K. Compliance with Law: The Borrower shall (and shall cause its Subsidiaries to) comply with all laws, rules, regulations, and orders applicable to the Borrower's business.

      L. Licenses: The Borrower shall not (and shall cause its Subsidiaries not to) take any action nor fail to take any action which results in an adverse modification, cancellation, or surrender of licenses, certificates, approvals, filings, or reports as required in the operation of its business.

      M. Operating Agreements: The Borrower has in place the Cellular Switch User Agreements necessary for the operation of the System. The Borrower may amend any agreement(s) necessary to the operation of the System and shall provide the Bank with notice of such changes. Upon receipt by the Borrower of any notice of default under any of the Agreements, the Borrower shall, within 10 days, notify the Bank in writing and enclose a copy of the notice of default. The Bank shall have the right but shall not be obligated to cure any default of the Borrower. The Borrower shall reimburse the Bank for all expenses reasonably incurred by the Bank in making any cure.

      N. Liquidation, Mergers, Consolidation, or Reorganization: The Borrower will not (and will cause its Subsidiaries not to) liquidate, merge, consolidate, or reorganize with or into any other organization without the prior written consent of the Bank, which consent shall not be unreasonably withheld.

      O. Application of Law: This loan agreement shall be interpreted in accordance with and governed by the laws of Minnesota.

VI.   FINANCIAL COVENANTS

      While this loan agreement is in effect, the Borrower agrees to comply with the following covenants:

      A. Equity Ratio: The Borrower shall maintain a minimum equity ratio of 30%. Equity ratio shall be defined as total equity divided by total assets. Compliance with this covenant will be measured on a consolidated basis and will be certified by the Borrower within 45 days after the end of each calendar quarter commencing June 30, 1996.

      B. Ratio of Term Debt to the Sum of Operating Cash Flow: The Borrower shall maintain a maximum ratio of term debt to sum of operating cash flow of 4.0:1 for the combined four consecutive calendar quarters ending March 31, 1996; and for the sum of each subsequent four consecutive calendar quarters thereafter.

            Term Debt shall include loans and capital leases from all sources with a final maturity of more than one year from the original date of the loan including the current portion of the Loan. Deferred taxes and other deferred liabilities income, and credits shall not be included. Operating cash flow shall be defined as earnings before depreciation and amortization, interest expense and income, patronage refunds from the Bank, gain or loss from the sale of assets, extraordinary items and income taxes. Compliance with this covenant will be measured on a consolidated basis and will be certified by the Borrower within 45 days after the end of each calendar quarter commencing June 30, 1996.

      C. Debt Service Coverage Ratio: The Borrower shall maintain debt service coverage ratio of 1.50:1 for the combined four consecutive calendar quarters ending June 30, 1996, and for the sum of each subsequent four consecutive calendar quarters thereafter.

            Debt service coverage ratio shall be defined as (1) net income after taxes, less distributions to its shareholders and dividends on preferred and common stock, plus total long-term debt interest expense, plus depreciation and amortization (2) divided by total senior debt service (total accrued interest plus total scheduled principal payments). Compliance with this covenant shall be measured on a consolidated basis and will be certified by the Borrower within 45 days after the end of each calendar quarter commencing June 30, 1996.

VII.  ENVIRONMENTAL REPRESENTATIONS, CONDITIONS AND INDEMNITY CLAUSE

      Except as disclosed in writing to the Bank, the Borrower (and will cause its Subsidiaries to) represents and agrees to the following:

      A. Hazardous Material Notice: The Borrower represents that it has not received a notice from any governmental agency or other persons nor is there any present or threatened suit, investigation, or other proceeding, with regard to Hazardous Materials (defined in paragraph 7 below) on, in, or affecting its owned or leased property. It shall immediately give the Bank oral and written notice if it receives such a notice.

      B. No Violation of Environmental Laws: The Borrower has not and will not violate any federal, state, or local environmental laws relating to or affecting its owned or leased property, which violation would have a material affect on the Borrower's or Subsidiaries' business or materially affects the value of the collateral.

      C. No Releases of Hazardous Material: There has been no release, nor shall the Borrower (and shall cause its Subsidiaries not to) permit any release, of such nature requiring notification to proper authorities of any Hazardous Material onto the Borrower's or its Subsidiaries' owned or leased property.

      D. Storage Tank Registered; No Leaks: All above ground and underground storage tanks have been duly registered with all applicable federal, state and local government authorities. Neither the Borrower nor its Subsidiaries have knowledge of any leaks from any of its above ground or underground storage tanks.

      E. Investigation of Released Hazardous Materials: If there is a suspected release of Hazardous Materials, the Borrower shall (and shall cause its Subsidiaries to), at its own expense conduct all investigations, testing, and other actions, including an environmental audit made at the Bank's request, necessary to determine the extent (if any) of the release of Hazardous Materials and to clean up and remove all Hazardous Material in accordance with environmental laws.


      F. Indemnity: The Borrower agrees to indemnify, hold harmless, and defend the Bank against all claims of whatever kind (including attorneys', consultants', and experts' fees) paid or asserted against the Bank as a direct result of the Borrower's or its Subsidiaries' violation of any environmental law. This indemnity shall continue for the benefit of the Bank after the termination of this loan agreement or other loan or security documents.

      G. Definition: Hazardous Material is defined as any toxic, radioactive, or hazardous substance, material, waste, pollutant, emission, or contaminant, including but not limited to: (a) asbestos, (b) urea formaldehyde, (c) the group of organic compounds known as polychlorinated biphenyls (PCBs), (d) any petroleum product and byproduct including but not limited to gasoline, fuel oil, crude oil, and the various constituents of such products, and (e) pesticides, fertilizers, and other agricultural chemicals.

VIII. REPAYMENT

      The indebtedness arising from the Loan shall be repaid as follows:

      The Bridge Loan, Note No. 22130, of not to exceed $10,000,000 shall mature on March 31, 1997; provided, however, any balances outstanding under the fixed rate seasonal loan provisions shall mature as specified in the statement. Any outstanding fixed amounts as of March 31, 1997 shall be repaid no later than September 30, 1997.

      The Bank, at its discretion, shall apply repayments to the reduction of any of the indebtedness outstanding between the Bank and the Borrower; provided, that it shall not apply payments to any fixed rate portion of the loan in excess of current amounts due thereunder without Borrower's consent.

IX.   LATE FEE PENALTY

      Payments received fifteen (15) calendar days after the scheduled repayment date are subject to a late payment penalty equal to 1% of the past due amount but not less than $25.00 per transaction.

X.    EXPIRATION

      The unadvanced portion of this Loan shall be cancelled as indicated below; provided, however, the Bank may, at its option, extend the expiration date of the Loan and the maturity date of the Seasonal Loan without notice to or consent of the Borrower.

          Bridge Loan, Note No. 22130 - March 31, 1997

XI.   REINSTATEMENT

      In order to facilitate repayments and reborrowings under this loan agreement, the Bank is authorized to reinstate all sums repaid on the Bridge Loan through the expiration date specified in this loan agreement; provided, however, that the total amount outstanding under this loan agreement shall not exceed the face amount of the Bridge Loan; and provided, further, that the right of the Borrower to such reinstatement may be denied and cancelled at any time at the option of the Bank.

XII. DEFAULT PROVISION

      In the event of default by the Borrower as to any of its undertakings or covenants contained herein, the Bank, upon notice to the Borrower, may in its absolute discretion, declare the Borrower to be in default under this loan agreement, whereupon the Bank shall be relieved of the making of any further loans to the Borrower. Upon the occurrence of such an event of default, the Bank may, at its option, declare the unpaid balance of the principal and interest of any or all notes, or of any other obligations of the Bank to it, due and payable forthwith, provided, however, that for any event of default, the Bank shall provide Borrower written notice of the default and provide 10 business days from the date of receipt of the notice to cure the default prior to taking action under this provision.

      The Bank may exercise any rights given to it by law or other agreement with the Borrower. The Borrower further agrees that all reasonable and necessary costs and attorney's fees for the collection and enforcement of the obligation or obligations of the Borrower (including Bank attorney's fees in bankruptcy or in the collection of a judgment), which may be incurred by the Bank in connection with advances made under this loan agreement even though no foreclosure sale of collateral takes place, shall be paid by the Borrower.

      Each and every right or remedy granted to the Bank pursuant to this loan agreement and other documents shall be cumulative. Failure or delay on the part of the Bank to exercise any right or remedy shall not operate as a waiver.

XIII. NOTICES

      All notices, requests and demands required or permitted under the terms of this loan agreement or other documents shall be in writing and shall be addressed as set forth below:

        Bank:           St. Paul Bank for Cooperatives
                        PO Box 64949
                        St. Paul, MM 55164-0949

        Borrower:       Mr. Richard Ekstrand, President
                        Rural Cellular Corporation
                        PO Box 1027
                        Alexandria, MN 56308

XIV.  WAIVER OF TERMS AND CONDITIONS

      The Bank may at is discretion waive any of the terms and conditions of this loan agreement including the extension of the final maturity date of the Loan without the Borrower executing an amendment thereto.

                             NONNEGOTIABLE NOTE OF

                           RURAL CELLULAR CORPORATION

                             ALEXANDRIA, MINNESOTA

                                 NOTE NO. 22130

$ 10,000,000.00                                                   April 25, 1996

        For value received, the undersigned ("Maker") promises to pay to the St. Paul Bank for Cooperatives ("Bank"), at its office in the City of St. Paul, Minnesota, the sum of Ten Million and no/100 Dollars ($10,000,000.00) with interest on the unpaid balance at a variable rate of interest which may increase or decrease as the Bank may, from time to time, determine as provided in the Loan Agreement of even date between the Maker and the Bank. The unpaid balance of this note, with accrued interest, and required equity purchases, may be paid at any time subject to a prepayment penalty, if any, in accordance with the terms of the Loan Agreement between the Bank and Maker.

        This note shall at all times evidence and constitute prima facie proof of the indebtedness of the Maker to the Bank or its successors or assigns, of such amount of money (not in excess of the amount of the principal indebtedness stated above plus accrued interest and required equity purchases) as shown to be owing by the records of the Bank, or its successors or assigns.

        In the event that suit is brought on this note, the Maker agrees to pay such reasonable attorneys' fees and costs of collection as permitted by law to be charged.

        The Maker hereby waives presentment for payment, demand, protest, notice of protest, and notice of dishonor and nonpayment of this note.

        If requested by the Bank, its successors or assigns, the Maker agrees to deliver in substitution for this note, a negotiable note for the amount of the unpaid balance of Maker's indebtedness, plus accrued interest and required equity purchases.

                                  RURAL CELLULAR CORPORATION

                                  By  /s/ Richard Ekstrand
                                           Its President

                                  By  /s/ DS
                                          Its Secretary


XV.   ACCEPTANCE

      This loan agreement is the full agreement under the terms and conditions of the Loan. It shall not be modified except in writing, and shall not become effective unless the Borrower shall, within 60 days from date, signify its acceptance of these terms and conditions by signing and returning a copy of this loan agreement to the Bank.

      BY DIRECTION of the loan committee this 25th day of April, 1996.

ST. PAUL BANK FOR COOPERATIVES

By /s/ Lee Rosin
Its Vice President

ACCEPTED AND AGREED TO:

/s/ Richard Ekstrand

RURAL CELLULAR CORPORATION
ALEXANDRIA, MINNESOTA

By /s/ Richard Ekstrand
Its President
Date May 24, 1996